List of Subsidiaries                                                Exhibit 21.1

Glimcher Realty Trust ("GRT") has the following subsidiaries and interest:

1. Glimcher Properties Corporation, a Delaware corporation (100% shareholder);

2. Glimcher Properties, LP, a Delaware limited partnership (approximately 91% limited partnership interest);

3.    Glimcher Johnson City, Inc., a Delaware corporation (100% shareholder);

4.    Glimcher Dayton Mall, Inc. a Delaware corporation (100% shareholder);

5.    Glimcher Colonial Trust, a Delaware business trust (100% beneficiary);

6. Glimcher Colonial Park Mall, Inc., a Delaware corporation (100% shareholder);

7.    Glimcher Tampa, Inc., a Delaware corporation (100% shareholder);

8.    Glimcher Auburn, Inc., a Delaware corporation (100% shareholder);

9.    Glimcher Weberstown, Inc., a Delaware corporation (100% shareholder);

10.   Glimcher Blaine, Inc., a Delaware corporation (100% shareholder);

11.   Glimcher Montgomery, Inc., a Delaware corporation (100% shareholder);

12.   Glimcher Mount Vernon, Inc., a Delaware corporation (100% shareholder);

13.   Glimcher PTC, Inc., a Delaware corporation (100% shareholder);

14.   Glimcher Eastland, Inc., a Delaware corporation (100% shareholder);

15.   Glimcher Loyal Plaza, Inc., a Delaware corporation (100% shareholder);

16. Glimcher Loyal Plaza Tenant, Inc., a Delaware corporation (100% shareholder).


Glimcher Properties Corporation has the following subsidiaries:

1.    Glimcher Grand Central, Inc., a Delaware corporation (100% shareholder);

2.    Glimcher Morgantown Mall, Inc., a Delaware corporation (100% shareholder);

3.    San Mall Corporation, a Delaware corporation (100% shareholder).


Glimcher Properties Limited Partnership has the following interests:

1. Grand Central, LP, a Delaware limited partnership (99% limited partnership interest);

2. Glimcher University Mall, LP, a Delaware limited partnership (99% limited partnership interest);

3. Morgantown Mall Associates, LP, an Ohio Limited partnership (99% limited partnership interest);

4. Johnson City Venture LLC, a Delaware limited liability company (99% member interest);

5. Dayton Mall Venture LLC, a Delaware limited liability company (99% member interest);

6. Colonial Park Mall, LP, a Delaware limited partnership (99.5% limited partnership interest);

7. Glimcher Development Corporation, a Delaware corporation (100% shareholder);

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8.    Weberstown Mall, LLC, a Delaware limited liability company (99% member interest);

9. Glimcher Northtown Venture, LLC, a Delaware limited liability company (99% member interest);

10. Montgomery Mall Associates, LP, a Delaware limited partnership (99% limited partnership interest);

11. Glimcher SuperMall Venture, LLC, a Delaware limited liability company (99% member interest);

12. SAN Mall, LP, a Delaware limited partnership (99.5% limited partnership interest);

13. Polaris Center, LLC, a Delaware limited liability company (99% member interest);

14. Charlotte Eastland Mall, LLC, a Delaware limited liability company (99% member interest);

15. Polaris Mall, LLC, a Delaware limited liability company (100% member interest);

16. PFP Columbus, LLC, a Delaware limited liability company (100% member interest owned by Polaris Mall LLC);

17. Great Plains MetroMall, LLC, a Colorado limited liability company (100% member interest);

18. Mount Vernon Venture, LLC, a Delaware limited liability company (99% member interest);

19. Loyal Plaza Venture, LP, a Delaware limited partnership (99% limited partnership interest);

20. Glimcher Loyal Plaza Tenant, LP, a Delaware limited partnership (99% limited partnership interest);

21. Jersey Gardens Center, LLC, a Delaware limited liability company (100% member interest);

22. Glimcher Jersey Gardens, LLC, a Delaware limited liability company (100% member interest);

23. New Boston Mall, LLC, a Delaware limited liability company (100% member interest);

24. Southside Mall, LLC, a Delaware limited liability company (100% member interest);

25. Glimcher Ashland Venture, LLC, a Delaware limited liability company (100% member interest);

26. Glimcher River Valley Mall, LLC, a Delaware limited liability company (100% member interest);

27. Glimcher Columbia, LLC, a Delaware limited liability company (100% member interest);

28. Fairfield Village, LLC, a Delaware limited liability company (100% member interest);

29. Glimcher JG Urban Renewal, Inc., a New Jersey corporation (100% shareholder);

30. N.J. Metromall Urban Renewal, Inc., a New Jersey corporation (100% shareholder);

31. LC Portland, LLC, a Delaware limited liability company (100% member interest);

32. GB Northtown, LLC, a Delaware limited liability company (100% member interest);

33. Glimcher WestShore, LLC, a Delaware limited liability company (100% member interest);

34. MFC Beavercreek, LLC, a Delaware limited liability company (100% member interest);

35. EM Columbus, LLC, a Delaware limited liability company (100% member interest);

36. Ohio Retail Maintenance, LLC, a Delaware limited liability company (100% member interest);

37. Ohio Retail Security, LLC, a Delaware limited liability company (100% member interest);

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38.   New Jersey Retail Maintenance, LLC, a Delaware limited liability company
      (100% member interest);

39. Glimcher Polaris, LLC, a Delaware limited liability company (100% member interest).


Glimcher Development Corporation has the following subsidiaries and interests:

1.    Ohio Entertainment Corporation, a Delaware corporation (100% shareholder);

2.    Trans State Development, Inc., a Delaware corporation (100% shareholder);

3. Trans State Development, LLC, a Delaware limited liability company (99% member interest);

4.    Kings Mills Development, Inc., a Delaware corporation (100% shareholder);

5. Kings Mills Development, LLC, a Delaware limited liability company (99% member interest);

6.    Mason Park Center, Inc., a Delaware corporation (100% shareholder);

7. Mason Park Center, LLC, a Delaware limited liability company (99% member interest);

8.    Courseview Drive, Inc., a Delaware corporation (100% shareholder);

9. Courseview Drive, LLC, a Delaware limited liability company (99% member interest);

10.   SR 741, Inc., a Delaware corporation (100% shareholder);

11.   SR 741, LLC, a Delaware limited liability company (99% member interest);

12.   California Retail Security, Inc., an Ohio corporation (100% shareholder).